orgenesis™

21 Sparrow Circle, White Plains NY 10605
Tel +972.4.824.2051

April 6, 2012

Etti Hanochi

Israel

Dear Madame:

RE: Your appointment as Director of Orgenesis Inc.

This letter confirms the terms of your appointment as a director of Orgenesis Inc., a Nevada SEC reporting company which is publicly traded in the United States. You have agreed to undertake the duties and responsibilities of a director and we are very pleased to have your experience and skill added to our board. You have also agreed to serve on the board's compensation committee.

In consideration of your acting as a director, Orgenesis will grant to you **235,630** stock options as per the policy set for director stock options to be established by the Company. The options can be exercised for 5 years and will be subject to the terms of the Orgenesis stock option plan to be adopted soon (the "Plan"), and will vest over time as set out in the Plan. In addition, you are entitled to payment for attendance at Board meetings including those conducted in person or by conference call at the rate of $300 for the first hour of attendance and $200 for each additional hour or written work requested by Orgenesis. Note that as a director of a reporting company, you will be required to file insider reports and otherwise comply with all SEC rules and procedures.

You will be reimbursed for all reasonable business expenses that are incurred by you on behalf of Orgenesis provided the expenses are pre-approved by management.

Please sign a copy of this letter and the attached Consent indicating your acceptance.

Yours truly,

Vered Caplan
Director

Agreed

Etti Hanochi

CONSENT TO ACT AS DIRECTOR

TO: **ORGENESIS, INC.** (the "Corporation")

1. I hereby consent to my appointment as a director of the Corporation.

2. I hereby confirm that as of this date, I am not disqualified from acting as a director pursuant to the laws of the State of Nevada. This consent shall be effective as of this date and shall remain effective until revoked by notice in writing to the Corporation at its registered office.

This consent may be sent by electronic facsimile transmission and shall be deemed to be an original.

DATED as of the 15 day of April, 2012

Etti Hanochi

Address: 18 Aharonovitch St, Kfar Saba, Israel.